Exhibit 10.17


                                ASHLAND INC.
                         DEFERRED COMPENSATION PLAN
                     (Amended as of September 19, 1996)



1.       PURPOSE

         The purpose of this Ashland Inc. Deferred Compensation Plan (the "Plan"), is to provide eligible key employees of the Company with an opportunity to defer compensation to be earned by them from the Company as a means of saving for retirement or other future purposes.

2.       DEFINITIONS

         The following definitions shall be applicable throughout the Plan:

          (a) "Accounting Date" means the last day of a quarter or, if a weekend or holiday, the next preceding business day.

          (b)   "Beneficiary"   means  the  person(s)   designated  by  the
Participant in accordance with Section 12.

         (c)      "Board" means the Board of Directors of Ashland Inc.

         (d) "Change in Control" shall be deemed to occur (1) upon the approval of the shareholders of the Company (or if such approval is not required, upon the approval of the Board) of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (C) adoption of any plan or proposal for the liquidation or dissolution of the Company, (2) when any "person" (as defined in Section 3(a)(9) or 13(d) of the Exchange
Act), other than Ashland Inc. or any subsidiary or employee benefit plan or trust maintained by Ashland Inc. or any of its subsidiaries, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 15% of the Common Stock outstanding at the time, without the approval of the Board, or (3) if at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

          (e) "Committee" means the Personnel and Compensation Committee of the Board.

          (f) "Common Stock" means the common stock, $1.00 par value, of Ashland Inc.

         (g) "Common Stock Fund" means that investment option, approved by the Committee, in which a Participant's Compensation Account may be invested, as approved by the Committee, and may earn income based on a hypothetical investment in Common Stock.

         (h)      "Company" means Ashland Inc., its divisions and subsidiaries.

          (i) "Compensation" means any employee compensation determined by the Committee to be properly deferrable under the Plan.
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          (j)  "Compensation  Account"  means  the  account  to  which  the
Participant's Deferred Compensation is credited.

          (k)  "Corporate   Human  Resources"  means  the  Corporate  Human
Resources Department of the Company.

         (l) "Credit Date" means such date as designated by the Committee that Deferred Compensation shall be credited to the Compensation Account.

          (m) "Deferred Compensation" means the Compensation elected by the Participant to be deferred pursuant to the Plan.

         (n) "Election" means a Participant's delivery of a written notice of election to Corporate Human Resources electing to defer payment of all or a portion of his or her Compensation.

         (o) "Employee" means a full-time, regular salaried employee (which term shall be deemed to include officers) of the Company and of its present and future subsidiary corporations as defined in Section 424 of the Internal Revenue Code of 1986, as amended.

          (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (q) "Fair Market Value" means the price of a share of Common Stock, as reported on the Composite Tape for New York Stock Exchange issues on the date and at the time designated by the Company.

          (r) "Fiscal Year" means that annual period commencing October 1 and ending the following September 30.

          (s) "Nonqualified Plan" means the Ashland Inc. Nonqualified Excess Benefit Pension Plan, as it now exists or as it may hereafter be amended.

          (t) "Nonqualified Payments" means payments made to a Participant pursuant to the Plan and the Nonqualified Plan.

         (u) "Participant" means an Employee selected by the Committee to participate in the Plan and who has elected to defer payment of all or a portion of his or her Compensation under the Plan. "Participant" shall also include any Employee who had an account under the Prior Plans which has been transferred to this Plan.

          (v) "Plan" means this Ashland Inc. Deferred Compensation Plan as it now exists or as it may hereafter be amended.

        (w) "Prime Rate of Interest" means the rate of interest quoted by Citibank, N.A. as its prime commercial lending rate on the latest date practicable prior to the date of actual distribution under Section 13.

          (x) "Prior Plans" mean the Ashland Inc. Deferred Compensation Plan for ERISA Forfeitures and the Ashland Inc. Deferred Compensation Plan for Key Employees, which are being replaced by this Plan as of the effective date of this Plan identified in Section 17.

          (y) "Section 16(b) Participant" means a Participant who is subject to Section 16(b) of the Exchange Act.

         (z) "SERP" means the Ninth Amended and Restated Ashland Inc. Supplemental Early Retirement Plan for Certain Key Executive Employees, as it now exists or as it may hereafter be amended.

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          (aa)  "SERP  Payments"  means  payments  made  to  a  Participant pursuant to the Plan and the SERP.

         (bb) "Service Year" means the Fiscal Year or portion thereof during which the services have been rendered for which Compensation is payable.

         (cc) "Stock Unit(s)" means the share equivalents credited to the Common Stock Fund of a Participant's Compensation Account pursuant to
Section 6.

          (dd)   "Termination"   means   retirement  from  the  Company  or
termination of services as an Employee for any other reason.

3.       SHARES; ADJUSTMENTS IN EVENT OF CHANGES IN CAPITALIZATION

          (a) Shares Authorized for Issuance. There shall be reserved for issuance under the Plan 500,000 shares of Common Stock, subject to adjustment pursuant to subsection (c) below.

          (b) Units Authorized for Credit. The maximum number of Stock Units that may be credited to Participants' Compensation Accounts under the Plan is 1,500,000, subject to adjustment pursuant to subsection (c) below.

         (c) Adjustments in Certain Events. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, share dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange or reclassification of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than cash dividends, the number or kind of shares or Stock Units that may be issued or credited under the Plan shall be automatically adjusted so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.

4.       ELIGIBILITY

         The Committee shall have the authority to select among any Employees those Employees who shall be eligible to participate in the Plan; provided, however, that employees and/or retirees who have elected to defer an amount into this Plan from another plan sponsored or maintained by Ashland Inc., the terms of which allowed such employee or retiree to make such a deferral election into this Plan, shall be considered to be eligible to participate in this Plan.

5.       ADMINISTRATION

         Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. This power and authority includes, but is not limited to, selecting compensation eligible for deferral, establishing deferral terms and conditions and adopting modifications, amendments and procedures as may be deemed necessary, appropriate or convenient by the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties. Day-to-day administration of the Plan shall be the responsibility of Corporate Human Resources.

6.       PARTICIPANT ACCOUNTS

         Upon election to participate in the Plan, there shall be established a Compensation Account for the Participant to which there shall be credited any Deferred Compensation, as of each Credit Date. Each Participant's Compensation Account shall be credited (or debited) on each Accounting Date with income (or loss) based upon a hypothetical investment in any one or more of the investment options available under the Plan, as prescribed by the Committee for the particular compensation credited, which may include a Common Stock Fund, as elected by the Participant under the terms of Section 8.

         If a Participant elects to invest all or any portion of his or her Compensation Account in the Common Stock Fund, that portion of the Participant's Compensation Account shall be credited on
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each  Credit  Date with Stock Units equal to the number of shares of Common
Stock (including fractions of a share) that could have been purchased with the amount of such Deferred Compensation at the Fair Market Value on the Credit Date. As of any dividend payment date for the Common Stock, the portion of a Participant's Compensation Account invested in the Common Stock Fund as of the dividend record date shall be credited with additional Stock Units. The number of Stock Units credited to the Common Stock Fund will be determined by dividing (i) the product of (a) the dollar value of the dividend declared in respect of a share of Ashland Common Stock multiplied by (b) the number of Stock Units credited to the Participant's Common Stock Fund as of the dividend record date by (ii) the Fair Market Value of a share of Ashland Common Stock on the dividend payment date.

         A Participant who had an existing account under the Prior Plans shall automatically have such account transferred to a Compensation Account under this Plan to be maintained and administered pursuant to the terms and conditions of this Plan.

         Amounts credited to a Compensation Account shall remain a part of the general funds of the Company and nothing contained in this Plan shall be deemed to create a trust or fund of any kind or create any fiduciary relationship. Nothing contained herein shall be deemed to give any Participant any ownership or other proprietary, security or other rights in any funds, stock or assets owned or possessed by the Company, whether or not earmarked for the Company's own purposes as a reserve or fund to be utilized by the Company for the discharge of its obligations hereunder. To the extent that any person acquires a right to receive payments or distributions from the Company under this Plan, such right shall be no greater than the right of any unsecured creditor of the Company.

7.       FINANCIAL HARDSHIP

         Upon the written request of a Participant or a Participant's legal representative and a finding that continued deferral will result in financial hardship to the Participant, the Committee (in its sole discretion) may authorize (a) the payment of all or a part of a Participant's Compensation Account in a single installment prior to his or her ceasing to be a Participant, or (b) the acceleration of payment of any multiple installments thereof. If, in the sole discretion of the Committee, a delay in any distribution pursuant to this Section 7 shall be necessary to avoid liability of the Participant under Section 16(b) of the Exchange Act, any such distribution shall be so postponed.

8.       MANNER OF ELECTION

         (a) General. Any Employee selected by the Committee to participate in the Plan may elect to do so by delivering to Corporate Human Resources a written notice on a form prescribed by Corporate Human Resources electing to defer payment of all or a portion (in 25% increments or other increments so prescribed by the Committee) of his or her Compensation (an "Election") and setting forth the manner in which such Deferred Compensation shall be invested in accordance with Section 6 hereof. The timing of the filing of the appropriate form with Corporate Human Resources shall be determined by the Committee. An effective election to defer Compensation may not be revoked or modified except as otherwise determined by the Committee or stated herein. In addition to the provisions contained in this Plan, any deferrals of SERP Payments or Nonqualified Payments must be in accordance with the terms of the SERP or the Nonqualified Plan.

         (b) Investment Alternatives - Existing Balances. A Participant may elect to change an existing selection as to the investment alternatives in effect with respect to his or her existing Compensation Account (in 25% increments or other increments so prescribed by the Committee) one (1) time during any three-month period by filing with Corporate Human Resources a new Election, at least fifteen (15) days prior to the commencement of the quarter in which the Participant desires the change to become effective. The change will be deemed effective as of the first business day of the next quarter subsequent to the filing of such Election. Notwithstanding the foregoing, a Section 16(b) Participant's election to change an existing selection involving the Common Stock Fund must occur at least six months following an "opposite-way election" by that Section 16(b) Participant involving either the Common Stock Fund of the Plan or the Ashland Common Stock Fund of the Ashland Inc. Employee Savings Plan (the "Savings Plan"). An "opposite way election" means a transfer into either the Common Stock Fund of the Plan or the Ashland Common Stock Fund of the
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Savings Plan  followed by a transfer out of either the Common Stock Fund of the Plan or the Ashland Common Stock Fund of the Savings Plan, or a transfer out of either the Common Stock Fund of the Plan or the Ashland Common Stock Fund of the Savings Plan followed by a transfer into either the Common Stock Fund of the Plan or the Ashland Common Stock Fund of the Savings Plan.

          (c) Change of Beneficiary. A Participant may, at any time, elect to change the designation of a Beneficiary.

         (d) Change in Distribution of Account. A Participant will be allowed to change the Election as to the applicable payment period or form of payment for all amounts previously deferred pursuant to such Election, subject to approval by the Committee. Such change must be made by the earlier of:

               (1) the date six months prior to the first day of the month following such Participant's Termination; or

               (2) the December 31 immediately preceding the first day of the month following such Participant's Termination.

9.       MANNER OF PAYMENT UPON TERMINATION

         In accordance with the Participant's Election and subject to Committee approval upon payout, amounts credited to a Participant's Compensation Account will be paid in a lump sum or in the form of annual, semi-annual, or quarterly installments, in cash, or if so determined by the Committee, in shares of Common Stock or a combination of both to the Participant following his or her Termination or, in the event of his or her death, to a Beneficiary. The entire Compensation Account must be paid out within forty years following the date of a Participant's Termination. A Participant may make different elections with respect to the applicable payment period or form of payment with respect to different forms of Compensation and may provide for different payment periods and forms of payment before and after his or her death.

         The amount of any cash distribution to be made in installments with respect to the Compensation Account will be determined by dividing the balance in such Compensation Account on the Accounting Date immediately preceding the cash distribution (minus any amounts in the Common Stock
Fund) by the number of installments in which distributions remain to be made (including the current distribution). The amount of any cash distribution to be made in installments with respect to Stock Units will be determined by multiplying the number of Stock Units attributable to such installment (determined as hereinafter provided) by the closing price of the Common Stock on each Accounting Date immediately prior to the date on which such installment is to be paid. The number of Stock Units attributable to an installment shall be determined by dividing the current number of Stock Units in the Common Stock Fund by the number of installments in which distributions remain to be made (including the current distribution).

         The amount of any stock distribution to be made in installments with respect to the Compensation Account shall be determined by dividing the amount of cash attributable to such installment (determined as hereinafter provided) by the closing price of the Common Stock on each Accounting Date immediately prior to the date on which such installment is to be paid. The amount of cash attributable to an installment shall be determined by dividing the current balance in such Compensation Account on the Accounting Date immediately preceding the stock distribution (minus any amounts in the Common Stock Fund) by the number of installments in which distributions remain to be made (including the current distribution). The amount of any stock distribution to be made in installments with respect to the amount of a Compensation Account invested in the Common Stock Fund shall be determined by dividing the current number of Stock Units by the number of installments in which distributions remain to be made (including the current distribution). Only whole numbers of shares of Common Stock will be issued, with the value of any fractional shares to be paid in cash.

10.      COMMENCEMENT OF PAYMENTS

         Payments of amounts deferred under this Plan shall commence after a Participant's Termination in accordance with the Participant's Election. If a Participant dies prior to the first deferred payment specified in an Election, payments shall commence to the Participant's Beneficiary on the first payment date so specified.

11.      ADMINISTRATIVE CONVENIENCE

         Notwithstanding any provision of this Plan to the contrary, a Participant may not defer Compensation in an amount less than $1,000 and no payment or payments under the Plan may be made to the Participant or any Beneficiary of the Participant in an amount that would annually total less than $1,000, unless the amount remaining in a Compensation Account totals less than $1,000, in which event the entire amount remaining in a Compensation Account shall be paid to the Participant or his or her Beneficiary. The Committee reserves the right, in its sole and absolute discretion, to further modify the terms of the Plan or payments made to Participants under the Plan for the Company's administrative convenience.

12.      BENEFICIARY DESIGNATION

         A Participant may designate one or more persons (including a trust) to whom or to which payments are to be made if the Participant dies before receiving payment of all amounts due hereunder. A designation of Beneficiary will be effective only after the signed Election is filed with Corporate Human Resources while the Participant is alive and will cancel all designations of Beneficiary signed and filed earlier. If the Participant fails to designate a Beneficiary as provided above or if all of a Participant's Beneficiaries predecease him or her and he or she fails to designate a new Beneficiary, the remaining unpaid amounts shall be paid in one lump sum to the estate of such Participant. If all Beneficiaries of the Participant die after the Participant but before complete payment of all amounts due hereunder, the remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of such Beneficiaries.

13.      CHANGE IN CONTROL

         Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control, each Participant in the Plan shall receive an automatic lump sum cash distribution of all amounts accrued in the Participant's Compensation Account (including interest at the Prime Rate of Interest from the date of the Change of Control through the business day immediately preceding the date of distribution) not later than fifteen (15) days after the date of the Change in Control. For this purpose, the balance in the portion of a Participant's Compensation Account invested in the Common Stock Fund shall be determined by multiplying the number of Stock Units by the higher of (a) the highest Fair Market Value on any date within the period commencing 30 days prior to such Change in Control, or (b) if the Change in Control of the Company occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock pursuant thereto. Any consideration other than cash forming a part or all of the consideration for Common Stock to be paid pursuant to the applicable transaction shall be valued at the valuation price thereon determined by the Board.

         In addition, the Company shall reimburse a Participant for the legal fees and expenses incurred if the Participant is required to seek to obtain or enforce any right to distribution. In the event that it is determined that such Participant is properly entitled to a cash distribution hereunder, such Participant shall also be entitled to interest thereon payable in an amount equivalent to the Prime Rate of Interest from the date such distribution should have been made to and including the date it is made. Notwithstanding any provision of this Plan to the contrary, this Section 13 may not be amended after a Change in Control occurs without the written consent of a majority in number of Participants.

14.      INALIENABILITY OF BENEFITS

         The interests of the Participants and their Beneficiaries under the Plan may not in any way be voluntarily or involuntarily transferred, alienated or assigned, nor subject to attachment, execution,
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garnishment  or other such  equitable or legal  process.  A Participant  or
Beneficiary cannot waive the provisions of this Section 14.

15.      GOVERNING LAW

         The provisions of this plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Kentucky, except to the extent preempted by Federal law.

16.      AMENDMENTS

         The Committee may amend, alter or terminate this Plan at any time without the prior approval of the Board; provided, however, that the Committee may not, without approval by the Board and the shareholders:

          (a) increase the number of securities that may be issued under the Plan (except as provided in Section 3(c));

          (b) materially modify the requirements as to eligibility for participation in the Plan; or

          (c) otherwise materially increase the benefits accruing to Participants under the Plan.

17.      EFFECTIVE DATE

         The Plan was approved by the shareholders of the Company on January 26, 1995, and originally became effective as of October1, 1994, and has been restated in this document effective as of September 19, 1996.